Exhibit 3.1
ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 8708
Website: secretaryofstate.biz
Articles of Incorporation
(PURSUANT TO NRS 78)
Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of
	Corporation:	Blue Earth, Inc.

2.	Registered Agent	[ ] Commercial Registered Agent:
	for Service of Process	[X] Noncommercial Registered Agent OR [ ] Office or Position with Entity

	(check only one box)	Name of Title of Office or Other Position with Entity
John C. Francis
		2756 N. Green Valley Parkway, Suite 225	Las Vegas	Nevada	89102

3.	Authorized Stock:	125,000,000	$0.001	0
	(number of shares	Number of shares	Par value:	Number of shares
	corporation authorized to issue)	with par value:		without par value:

4.	Names	Mary Losty
	& Addresses,	Name
	of Board of	2756 N. Green Valley Parkway, Suite 225	Las Vegas	NV	89102
	Directors/Trustees:	Street Address	City	State	Zip Code
(each Director/Trustee must
	be a natural person at least	Name
	18 years of age; attach	John D. Freshman	Las Vegas	NV	89102
	additional page if more	Street Address	City	State	Zip Code
	than two directors/trustees)	2756 N. Green Valley Parkway, Suite 225

5.	Purpose:	The purpose of this Corporation shall be:
(optional-see instructions)

6.	Names, Address	Alex Chung	/S/ Alex Chung
	and Signature of	Name	Signature
	Incorporator:	c/o Phillips Nizer LLP, 666 Fifth Avenue	New York	NY	10103
	(attached additional page	Street Address	City	State	Zip Code
there is more than one
incorporator)

7.	Certificate of	I hereby accept appointment as Registered Agent for the above named Entity.
Acceptance of
	Appointment of	/S/ John C. Francis		10/5/2010
	Registered Agent:	Authorized Signature of R.A. or On Behalf of Registered Agent Entity		Date

This form must be accompanied by appropriate fees. See attached fee schedule.

Schedule 3
to
Articles of Incorporation of Blue Earth, Inc.

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock,” The total number of shares that the Corporation is authorized to issue is one hundred twenty-five million (125,000,000) shares. One hundred million (100,000,000) shares shall be Common Stock and twenty-five million (25,000,000) shares shall be Preferred Stock, each with a par value of $0.001 per share.

Subject to the provisions of these Articles of Incorporation, the Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuances of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority or the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or series and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share Payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(I) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund, and

(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series.

Schedule 4
to
Articles of Incorporation of Blue Earth, Inc.

The names and addresses of the members of the Board of Directors are as follows:

Name	Address
Mary Losty	c/o Blue Earth Inc.
2756 N. Green Valley Parkway, Suite 225
Las Vegas. NV 89102

John D. Freshman	c/o Blue Earth Inc.
2756 N. Green Valley Parkway, Suite 225
Las Vegas. NV 89102

Robert Stempel	c/o Blue Earth Inc.
2756 N. Green Valley Parkway, Suite 225
Las Vegas. NV 89102